UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 8.01	Other Events

(a) On October 5, 2010, the Company issued a press release announcing that the Company’s wholly-owned subsidiary, CB Richard Ellis Services, Inc., intends to offer $350 million in aggregate principal amount of Senior Notes due 2020 in a private placement, subject to market and other conditions. The Company intends to use the net proceeds from any such private placement of the Senior Notes to repay a portion of the outstanding debt under its senior secured credit facility. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(b) On October 5, 2010, the Company issued a press release announcing that it is in discussions with its lenders about the potential to refinance the approximately $1.5 billion of total debt outstanding as of September 30, 2010 under its existing credit agreement. This debt would be pre-paid or refinanced with approximately $500.0 million of cash on hand, net proceeds from a $350.0 million notes offering and up to $650.0 million of secured term loans under new senior secured credit facilities. Additionally, the Company is targeting a new $700.0 million secured revolving credit facility. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(c) As a result of an internal investigation that began in the first quarter of 2010, the Company determined that some of its employees in certain of its offices in China made payments in violation of Company policy to local governmental officials, including payments for non-business entertainment and in the form of gifts. The payments the Company discovered are minor in amount and the Company believes relate to only a few discrete transactions involving immaterial revenues. Nonetheless, the Company believes that the payments may have been in violation of the U.S. Foreign Corrupt Practices Act or other applicable laws. Consequently, the Company voluntarily disclosed these events to the U.S. Department of Justice (the “DOJ”) and the Securities and Exchange Commission (the “SEC”) on February 27, 2010 and has continued to cooperate with both the DOJ and the SEC in connection with this investigation. The Company engaged outside counsel to investigate these events and has implemented thorough remedial measures.

In addition, in the third quarter of 2010, the Company began another internal investigation, with the assistance of outside counsel, involving the use of a third party agent in connection with a purchase in 2008 of an investment property in China for one of the funds the Company manages through its Global Investment Management business. This investigation is ongoing and at this point the Company is unable to predict the duration, scope or results thereof. In light of the Company’s cooperation with the DOJ and the SEC as described above, the Company voluntarily notified both agencies of this separate internal investigation and will report back to them when the Company has more information.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release, dated October 5, 2010, of CB Richard Ellis Group, Inc. entitled “CB Richard Ellis Group, Inc. Announces Offering of $350 Million of Senior Notes.”
99.2	Press Release, dated October 5, 2010, of CB Richard Ellis Group, Inc. entitled “CB Richard Ellis Group, Inc. Announces New Senior Secured Credit Facilities Proposal.”

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This current report and the press releases incorporated by reference herein contain forward-looking statements within the meaning of within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the offering of the senior notes and the new senior secured credit facilities proposal. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in the Company’s filings with the SEC. Any forward-looking statements speak only as of the date of the press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2010	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 5, 2010, of CB Richard Ellis Group, Inc. entitled “CB Richard Ellis Group, Inc. Announces Offering of $350 Million of Senior Notes.”
99.2	Press Release, dated October 5, 2010, of CB Richard Ellis Group, Inc. entitled “CB Richard Ellis Group, Inc. Announces New Senior Secured Credit Facilities Proposal.”